UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2012

HALCÓN RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35467	20-0700684
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 6700 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 538-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On April 26, 2012, the Board of Directors (the “Board”) of Halcón Resources Corporation (“Halcón”) approved a new Code of Ethics for Chief Executive Officer and Senior Financial Officers upon the recommendation of the Nominating and Corporate Governance Committee of the Board. On April 30, 2012, Halcón posted a copy of this code of ethics on its website under the heading “Investor Relations – Corporate Governance”. Halcón’s website can be found at http://www.halconresources.com. References to our website address do not constitute incorporation by reference of the information contained on our website and should not be considered part of this report.

Item 8.01. Other Events.

On April 26, 2012, the Board approved a new Nominating and Corporate Governance Committee Charter, new Corporate Governance Guidelines and a new Code of Conduct, all upon the recommendation of the Nominating and Corporate Governance Committee of the Board. On April 30, 2012, Halcón posted copies of the new charter, corporate governance guidelines and code of conduct on its website under the heading “Investor Relations – Corporate Governance”. Halcón’s website can be found at http://www.halconresources.com. References to our website address do not constitute incorporation by reference of the information contained on our website and should not be considered part of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HALCÓN RESOURCES CORPORATION

May 2, 2012	By:	/s/ Mark J. Mize
	Name:	Mark J. Mize
	Title:	Executive Vice President, Chief Financial Officer and Treasurer